UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

HEXCEL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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News Release

Hexcel Corporation, 281 Tresser Boulevard, Stamford, CT 06901 (203) 969-0666

HEXCEL MAILS PROXY MATERIALS IN CONNECTION WITH
ANNUAL MEETING

STAMFORD, CT. March 26, 2008 – Hexcel Corporation (NYSE: HXL), today announced that it has mailed copies of the Company’s definitive proxy statement, annual report and a letter to Hexcel shareholders in connection with the Company’s Annual Meeting of Stockholders to be held on May 8, 2008 at the Community Room, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut at 10:30 a.m.  The Company has filed its definitive proxy statement and the shareholder letter with the Securities and Exchange Commission.

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Hexcel Corporation is a leading advanced composites company.  It develops, manufactures and markets lightweight, high-performance structural materials, including carbon fibers, reinforcements, prepregs, honeycomb, matrix systems, adhesives and composite structures, used in commercial aerospace, space and defense and industrial applications.

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Contact Information
Investors:	Media:
Wayne Pensky	Michael Bacal
(203) 352-6839	(203) 969-0666 ext. 426
wayne.pensky@hexcel.com	michael.bacal@hexcel.com